EXHIBIT (S)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

AMG PANTHEON FUND, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Units of Beneficial Interest	457(o)	(1)	(1)	$1,000,000,000	$147.60	$147,600

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Units of Beneficial Interest	415(a)(6)	—	—	$1,339,416,764 (3)	—		N-2	333-273477	July 31, 2023	$147,604

	Total Offering Amounts					$2,339,416,764 (3)		$295,204 (4)

	Total Fees Previously Paid							$147,604 (3)

	Total Fee Offsets							—

	Net Fee Due							$147,600

(1)

This registration statement (the “Registration Statement”) relates to the aggregate offering of $1,000,000,000 of units of beneficial interest of the Fund. The offering currently includes Class 1, Class 2, Class 3, Class 4 and Class 5 Units.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement carries forward $1,339,416,764 of units of beneficial interest that were previously registered pursuant to Registrant’s Registration Statement on Form N-2 (File No. 333-273477) effective July 31, 2023 and which remain unsold as of the filing date of this Registration Statement (the “Unsold Units”).

(4)

Amount represents $147,604 previously paid to register $1,339,416,764 of Unsold Units, plus $147,600 to register the additional $1,000,000,000 of units of beneficial interest registered hereby. Effective October 1, 2023, the filing fee rate was increased to $147.60 per million dollars of the proposed maximum aggregate offering price of the securities to be registered.

Table 2: Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Amount Registered	Maximum Aggregate Offering Price	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Rule 457(p)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date